Exhibit 99.1

China New Media Corp. Announces Record Fiscal Year 2010 Financial Results

•	Fiscal Year 2010 Revenue increased 66.1% year-over-year to $13.98 million, up from $8.4 million in fiscal 2009
•	Fiscal 2010 GAAP Net Income increased 48.9% year-over-year to $4.22 million, up from $2.9 million in fiscal 2009
•	Net cash provided by operating activities for the year ended June 30, 2010 increased 50.5% to $2.14 million, as compared to $1.42 million at the end of fiscal 2009

DALIAN, China, October 14, 2010 /PRNewswire-Asia/ – China New Media Corp. (OTCBB: CMDI) (“China New Media” or the “Company”), a fast-growing advertising company operating the largest outdoor media network in Dalian, China, announced record revenues and net income for the fiscal year ended June 30, 2010.

“We are very pleased with our results for fiscal 2010, which exceeded our expectations. The record revenues and profitability we achieved during the fiscal year reflect the successful expansion of our outdoor media network in Dalian, Shenyang and Tianjin, three key commercial cities in northeast China,” said James Wang, Chief Executive Officer of China New Media. “Our groundbreaking City Navigator® multimedia advertising platform also began to generate revenues in 2010, and we expect this business segment to become a major growth driver for the Company as we expand our advertising network into China’s top-tier commercial cities, including Beijing and Shanghai.”

Mr. Wang continued, “As China’s economic growth and urbanization continues at a steady pace, the nation’s outdoor advertising industry is poised for double-digit growth in the coming years. Going forward, we plan to aggressively promote our brand name to broaden our multinational client base, which has grown from 562 to 1,687 clients since the end of fiscal 2009. We also intend to deploy the latest advances in digital display technology to attract new customers and meet the advertising needs of our existing clients. Our business strategy is proving tremendously effective, and we are more confident than ever in our growth prospects for fiscal 2011 and beyond.”

Fiscal Year 2010 Financial Results

Revenues from the sale of outdoor advertising on the Company’s advertising network are generated in the following categories: (1) Street Fixture and Display Network, (2) City Transit System Display Network, (3) Outdoor Billboards, (4) City Navigator®, and (5) other service income, including construction and design services.

Revenue for the fiscal year ended June 30, 2010 was $13.98 million, an increase of approximately $5.56 million or 66.1%, from $8.42 million for the fiscal year ended June 30, 2009. This increase was mainly attributable to the increased sales to existing and new customers based on the expanded outdoor advertising network as the Company obtained more desirable locations for its outdoor advertising platforms. Specifically, revenues generated from the Dalian District totaled $13.46 million, or 96.3% of total revenue, and revenues from the Shenyang District totaled $0.48 million, or 3.4% of total revenue.  During fiscal year 2010, the Company also generated sales revenue of $0.04 million for the Tianjin District, or 0.3% of total revenue, compared with none for the previous year.

Gross profit increased 64.3% to $8.16 million in the fiscal year ended June 30, 2010, compared with $4.96 million for the same period of 2009. The increase in gross profit from 2009 to 2010 was attributable to growth in revenues. Gross margin was 58.4% and 59.0% for the fiscal year ended June 30, 2010 and 2009, respectively. The slight decrease in gross margin was due to increased depreciation of advertising equipment as the Company secured more advertising platforms during fiscal 2010.

Selling, general and administrative expenses (“SG&A”) totaled $1.88 million during fiscal year 2010, up from $1.36 million for the previous year.  The increase in SG&A expenses was in line with the increase in total revenue and also due to higher maintenance fees in connection with being a public company. Operating income for fiscal 2010 rose 74.4% to $6.28 million, compared to $3.60 million for the fiscal year 2009.

As a result of the factors described above, net income attributable to the Company increased 48.9% to $4.22 million, compared with $2.83 million in the same period a year ago. Earnings per diluted share were $0.15 and $0.11 for the fiscal year 2010 and 2009, respectively, representing a year-over-year increase of 36.4%.

Liquidity and Capital Resources

As of June 30, 2010, China New Media had cash and cash equivalents of $1.67 million, an increase of 1034.6% compared with $0.15 million as of June 30, 2009. The Company’s principal sources of liquidity were generated from its operations and through capital contributions and bank loans. For the fiscal year ended June 30, 2010, the Company’s operations have produced positive operating cash flow of $2.14 million, an increase of 50.5% as compared to $1.42 million for the same period ended June 30, 2009. The increased cash flow from operations was mainly due to increases in net income, depreciation and amortization, and a year-over-year decrease in advances to suppliers, and partially offset by an increase in security deposits and a decrease in deferred revenues.

Cash used in investing activities was $8.56 million for the fiscal year ended June 30, 2010 as compared to $4.06 million for the previous year. The Company mainly invested in acquiring new outdoor advertising platforms to expand its existing advertising network.

For the fiscal year ended June 30, 2010, the Company financed a total amount of $11.47 million through bank loans and capital contributions, as compared to $4.24 million provided by financing activities in the previous year. The increase was primarily due to the proceeds received from a private equity placement in November 2009 and an increase in short-term bank loans.

Fiscal 2010 Business Highlights

- In December 2009, the Company went public through a reverse merger with Golden Key International, Inc., and in conjunction with the merger, it changed its name to China New Media Corp. China New Media began trading on the OTC Bulletin Board under the symbol “CMDI” on December 28, 2009.

- China New Media lit up Xinghaiwan Square in Dalian on New Year's Eve with its mega-LED screen, displaying the countdown to 2010 for tens of thousands of people. This year's event marked the first-ever New Year's Eve celebration in the city's outdoor square and drew the attention of many mainstream media outlets including Dalian Daily, Dalian Evening News, New Business News, and Peninsula Morning News.

- In January 2010, China New Media hosted the opening ceremony for the Company's harbor-style street bus shelters, featuring advanced LED digital display technology, in the Dalian Economic Development Zone. China New Media has exclusive rights to operate the shelter's advertising businesses.

- In March 2010, China New Media entered into a cooperation agreement with Beijing Shidai Lianxin Cultural Propagation Co., Ltd. to cooperate on the ''Cross-Strait Hundred-Screen Information Display Network'' project, which entails the installation of around 100 large-size LED screens throughout the core commercial zones, central business districts, airports and surrounding areas of Beijing. These large-size LED screens will be used primarily for advertising media operations, with the remaining time slots used to broadcast intercultural communication between China and Taiwan, for a minimum of 15 years.

- Also in March 2010, China New Media entered into an agreement with Liaoning Daily Press Group, a newspaper giant in China, to install and operate five mega-sized LED media screens in key business districts in Shenyang and in the Shenyang North Railway Station.

- In June 2010, China New Media completed the acquisition of its first outdoor high-definition LED screen in Shenyang, a major commercial center in northeast China. The screen is located near the Shenyang South Railway Station, one of the city's busiest traffic hubs with an average daily flow of 500,000 pedestrians and 350,000 vehicles. The screen began operating upon the completion of the transaction.

Business Outlook

The increase in China New Media’s operating results over the past two fiscal years is attributable to a number of factors, including the substantial expansion of the Company’s outdoor media network in Dalian, Shenyang and Tianjin, which are three of the largest cities in northeast China, and the Company’s technical innovation and large-scale media system upgrading.

Demand for the Company’s services is directly related to outdoor advertising spending in northeast China, which is determined by economic conditions in the region. According to the “Statistical Communiqué of the PRC on 2008 National Economic and Social Development” released by the National Bureau of Statistics of China in February 2009, China’s economy grew at an annual rate of 9% to 13% over the previous five years. Domestic retail sales grew at an average annual growth rate of 15.5% over the same period. The Chinese government’s latest economic stimulus plan is aimed at building a domestic consumer-driven economy, which the Company believes will generate more demand for outdoor advertising. China New Media expects outdoor advertising spending in its regional market to maintain its double-digit growth in the years to come.

All amounts herein are expressed in U.S. dollars. This notice is qualified in its entirety by reference to the Company’s financial statements and accompanying management discussion and analysis, which are accessible on the SEC’s website at www.sec.gov.

About China New Media Corp.

Founded in September 2000, China New Media Corp. is headquartered in Dalian, the commercial center of northeastern China. The Company owns and operates the city's largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 13 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 28 metro-trains throughout Dalian Metro Lines. China New Media provides comprehensive adverting services from art design to ad publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, China New Media's proprietary LED multimedia display network, City Navigator®, is one of the country's first web-based outdoor advertising networks.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, our technological advancements and China’s potential economic growth, the growth of our business and our expansion into top-tier cities, the success of our City Navigator® multimedia advertising platform, the Company's ability to meet its obligations under its various contracts, the demand for our outdoor advertising, the future growth of our industry and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:

Rita Jiang
Executive Vice President of Finance
646-691-5047
Rita.jiang@gmail.com

Investor Relations Contact:

Dave Gentry
RedChip Companies, Inc.
1-800-733-2447, Ext. 104

Or, Jon Cunningham
RedChip Companies, Inc.
1-800-733-2447, Ext. 107
info@redchip.com
http://www.redchip.com

CHINA NEW MEDIA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS)

For the years ended June 30,
2010	2009

Revenues	$13,979,916	$8,418,351
Cost of revenue	(5,821,971)	(3,454,094)
Gross profit	8,157,945	4,964,257

Selling, general and administrative expenses	(1,880,706)	(1,363,966)
Income from operations	6,277,239	3,600,291

Other income (expenses):
Interest income	12,633	1,126
Interest expense	(348,943)	(260,943)
Subsidy Income	29,293	-
Other income	85	-
Other expenses	(56,021)	(8,448)

Total Other income (expenses)	(362,952)	(268,265)
Income before income taxes	5,914,287	3,332,026

Income tax provision (benefit)
-	Current	1,494,409	477,868
-	Deferred	(34,555)	-
Total income tax provision (benefit)	1,459,854	477,868

Net income	4,454,433	2,854,158
Less: net income attribute to the noncontrolling interest	239,065	23,934

Net income attributable to China New Media Corp.	4,215,368	2,830,224

Other comprehensive income
Foreign currency translation gain	61,456	7,443
Comprehensive income	$4,276,824	$2,837,667
Earnings per share
Basic	$0.16	$0.11
Diluted	$0.15	$0.11
Weighted average number of common shares
Basic	27,031,918	26,398,634
Diluted	28,149,287	26,398,634

CHINA NEW MEDIA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	As of June 30,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$1,672,017	$147,366
Restricted cash	-	-
Accounts receivable, net of allowance for doubtful accounts
$62,635 and $62,183	3,388,247	3,026,031
Advance to suppliers	1,050,567	1,732,640
Prepaid expenses	-	-
Interest receivable	-	-
Security deposit - Short term	-	-
Advance to employee	144,361	43,919
Other current assets	138,257	12,039
Deferred charges-current	636,245	247,569
Deferred tax assets	34,790	-
Total current assets	7,064,484	5,209,565

Property, equipment and construction in progress, net,	13,120,233	7,847,350

Other assets
Security deposits	1,874,363	672,145
Intangible asset, net	93,903	33,843
Deferred charges	1,536,649	989,895
Long term prepaid expenses	-	-
	-	-
Investment advance	1,887,505	-
Total other assets	5,392,420	1,695,883

Total Assets	$25,577,137	$14,752,798

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Short term loans	$7,196,112	$2,898,682
Bank acceptance notes payable	-	-
Long term loans-current	737,307	585,592
Accounts payable	124,531	825,325
Deferred revenues	1,628,911	3,265,245
Taxes payable	1,395,209	819,150
Accrued expenses and other payables	30,277	73,497
Due to outside party	-	-
Due to related parties	437,121	468,824
Total current liabilities	11,549,468	8,936,315

Long term loans	442,384	1,171,185

Total Liabilities	11,991,852	10,107,500

Stockholders' equity
Series A Preferred Stock, $0.0001 par value, 20,000,000 shares authorized,
1,000,000 shares issued and outstanding as of June 30, 2010
and June 30, 2009	100	100
Common stock, $0.0001 Par value; 80,000,000 shares authorized;
27,550,701 and 26,398,634 shares issued and outstanding at
June 30, 2010 and June 30, 2009	2,755	2,640
Subscription receivable	-	(500,000)
Additional paid-in-capital	6,746,071	3,121,186
Accumulated other comprehensive income	94,571	33,115
Retained earnings	5,852,218	1,636,850
Total stockholders' equity	12,695,715	4,293,891
Noncontrolling interest	889,570	351,407
Total stockholders' equity	13,585,285	4,645,298

Total Liabilities and Stockholders' Equity	$25,577,137	$14,752,798

CHINA NEW MEDIA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the years ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,454,433	$2,854,158
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,671,289	746,104
Amortization of stock based compensation expense	125,000	-
Loss on disposal of property and equipment	8,135	-
Provision for doubtful accounts	-	58,664
Changes in operating assets and liabilities
Accounts receivable	(337,946)	(921,355)
Restricted cash	-	358,402
Other receivable
Other current assets	(149,053)	(4,051)
Due to shareholder	-	-
Loan to employee	-	-
Advance to employee	(99,448)	-
Deferred tax assets	(34,555)	-
Interest receivable	-	-
Security deposit	(1,189,266)	(400,272)
Advance to suppliers	689,974	6,100
Deferred charges	(1,167,766)	(939,894)
Prepaid expenses	-
Accounts payable	(702,024)	(1,791,823)
Deferred revenues	(1,648,858)	822,133
Taxes payable	566,268	603,434

Accrued expenses and other payables	(43,459)	31,688

Net cash provided by operating activities	2,142,723	1,423,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of intangible asset	(73,234)	(33,646)
	-	-
Advance payment for investment	(1,887,505)	-
Acquisition of property and equipment	(6,598,768)	(4,022,890)

Net cash used in investing activities	(8,559,507)	(4,056,536)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from capital contributions	4,292,935	906,051
Net proceeds from short-term bank loans	7,176,902	3,335,334
Repayments of short-term bank loans	(2,929,348)	(2,194,299)
Net Proceeds from bank acceptance notes payable	-	-
Repayments of bank acceptance notes payable	-	(512,003)
Proceeds from related party loans	-	223,623
Repayment of related party loans	(35,883)	-
Proceeds from outside party	-	-
Net proceeds from long-term bank loans	-	1,170,293
Repayments of long-term bank loans	(585,870)	(292,573)

Net cash provided by financing activities	7,918,736	2,636,426

EFFECT OF EXCHANGE RATE CHANGE ON
CASH AND CASH EQUIVALENTS	22,699	1,523

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,524,651	4,701

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	147,366	142,665

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,672,017	$147,366

SUPPLEMENTAL CASH FLOW DISCLOSURE
Income taxes paid	$772,715	$73,553
Interest paid	$412,387	$187,626

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock granted for service	$125,000	$-

This information is intended to be reviewed in conjunction with the Company’s filings with the Securities and Exchange Commission.

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SOURCE: China New Media Corp.